UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )

Filed by the Registrant          ☑

Filed by a Party other than the Registrant          ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Crossroads Systems, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Proxy Statement—Subject to Completion

CROSSROADS SYSTEMS, INC.

11000 N. MoPac Expressway

Austin, Texas 78759

March 14, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Crossroads Systems, Inc. to be held on Friday, March 14, 2014, beginning at 9:00 a.m. Central Daylight Time, at our corporate headquarters at 11000 N. MoPac Expressway, Austin, Texas 78759 and at any adjournment or postponement thereof. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement is first being mailed to stockholders of Crossroads Systems, Inc. on or about February [●], 2014. We also have enclosed our 2013 Annual Report.

At the Annual Meeting, you will be asked to consider at vote on:

(1)	the election of the four nominees named in the accompanying proxy statement to serve as directors until the 2015 Annual Meeting of Stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal;

(2)	the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014;

(3)	an amendment to our Certificate of Incorporation by an amendment to the Certificate of Designation of our 5.0% Series F Convertible Preferred Stock to provide that the “full-ratchet” anti-dilution provisions with respect to our 5.0% Series F Convertible Preferred Stock expire on March 14, 2014; and

(4)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as directors, (ii) ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm, and (iii) approve the amendment to our Certificate of Incorporation to terminate the “full-ratchet” anti-dilution provisions of our Series F Preferred Stock as of March 14, 2014.

Your vote is important to us and to our business. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote in person by ballot at the Annual Meeting, over the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. If you would like to attend and your stock is not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

Only stockholders of record at the close of business on February 10, 2014 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding common stock and Series F Preferred Stock entitled to notice of, and to vote at, the meeting is required for a quorum to transact business.

We appreciate your continued support of Crossroads Systems, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,

Richard K. Coleman, Jr.
President and Chief Executive Officer
Crossroads Systems, Inc.

Austin, Texas

February [●], 2014

IMPORTANT

Whether or not you attend the meeting in person, please vote by telephone or Internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card. The proxy statement and annual report are also available for your review at www.crossroads.com.

Preliminary Proxy Statement—Subject to Completion

CROSSROADS SYSTEMS, INC.

11000 N. MoPac Expressway

Austin, Texas 78759

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 14, 2014

GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Crossroads Systems, Inc., a Delaware corporation (“we,” “Crossroads” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, March 14, 2014, and any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. Central Daylight Time at our corporate headquarters at 11000 N. MoPac Expressway, Austin, Texas 78759. This proxy statement and accompanying proxy card and our 2013 Annual Report to Stockholders will be made available to our stockholders on or about February [●], 2014.

VOTING PROCEDURES

Who Can Vote. Only record holders of our common stock, par value $0.001 per share, and 5.0% Series F Convertible Preferred Stock, par value $0.001 per share, (the “Series F Preferred Stock”), at the close of business on February 10, 2014, the record date, are entitled to vote. At the close of business on the record date, [●] shares of common stock were issued and outstanding and [●] shares of Series F Preferred Stock were issued and outstanding. Each share of common stock owned on the record date is entitled to one vote. Except as required by the General Corporation Law of the State of Delaware or by our Certificate of Incorporation, the shares of Series F Preferred Stock vote together with the holders of common stock on an as-converted basis. Each share of Series F Preferred Stock owned on the record date is entitled to one vote. The Stockholders do not have the right to vote cumulatively in director elections.

Quorum. A quorum will be present at the Annual Meeting if the holders of a majority of the issued and outstanding shares of common stock and Series F Preferred Stock as of the record date are present in person or by proxy. Shares represented by a proxy marked “withhold” or “abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How to Vote. If your shares are held in a brokerage account, by a trustee or by another nominee (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy without attending the Annual Meeting. You may vote by proxy in one of three convenient ways:

•	by mail: sign, date and return the proxy card in the enclosed prepaid envelope;

•	by Internet: visit the website shown on your proxy card and follow the instructions; or

•	by telephone: call the toll-free telephone number shown on your proxy card and follow the instructions.

If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxyholders will vote your shares “FOR” each of the nominees for election as directors (Proposal No. 1), “FOR” the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm (Proposal No. 2), and “FOR” the amendment to our Certificate of Incorporation to terminate the “full-ratchet” anti-dilution provisions of our Series F Preferred Stock as of March 14, 2014. The designated proxyholders will vote in their discretion on such other matters as may properly come before the meeting.

If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

1

Vote Required to Adopt Proposals.

•	Proposal 1, Election of Directors: Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares. Broker non-votes and abstentions will not be counted in determining the number of votes cast and will have no effect on the election of directors.

•	Proposal 2, Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be required to ratify the selection of our independent registered public accounting firm at the Annual Meeting. Broker non-votes and abstentions will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

•	Proposal 3, Early Termination of Full-Ratchet Anti-Dilution Provision: The affirmative vote of (1) a majority of the voting power of the common stock and Series F Preferred Stock, voting together as a single class, and (2) a majority of the Series F Preferred Stock, voting as a separate class, will be required to approve the amendment to our Certificate of Incorporation by an amendment to the Certificate of Designation of our 5.0% Series F Convertible Preferred Stock to provide that the “full-ratchet” anti-dilution provisions with respect to our 5.0% Series F Convertible Preferred Stock expire on March 14, 2014. Broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” this proposal.

How Your Shares Will Be Voted if You do Not Provide Voting Instructions. If your broker holds your shares in street name, your broker, as the registered holder, must vote your shares in accordance with your instructions. If you do not provide voting instructions, your broker has the discretion to vote those shares with respect to routine proposals but not with respect to non-routine proposals. Shares for which brokers do not receive instructions, sometimes called “broker non-votes,” will be counted as present for determining a quorum at the meeting. The proposal to ratify the selection of our independent public accounting firm is considered a routine proposal and broker non-votes will be included in determining the number of votes cast for this proposal. The proposals for the election of directors and to terminate the anti-dilution provisions of the Series F Preferred Stock are considered non-routine proposals, and broker non-votes will not be included in determining the number of votes cast in this proposal.

What to do if You Wish to Change Your Voting Instructions. If you wish to change or revoke your voting instructions after you have submitted your proxy, you may do so at any time before the proxies are voted at the Annual Meeting by:

•	notifying the Secretary of the Company in writing at the address on the first page of this proxy statement that you wish to revoke your proxy;

•	delivering a subsequent proxy bearing a date after the date of the proxy being revoked and relating to the same shares; or

•	voting in person at the Annual Meeting if you are the stockholder of record.

Please note that your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name,” please contact your bank, broker or other nominee for instructions on how to change your voting instructions.

Householding of Proxy Materials. In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder, received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact our Secretary by mail at the address on the first page of this proxy statement, by telephone at (512) 349-0300 or by email at ir@crossroads.com, and we will promptly deliver a separate copy. Stockholders sharing an address can request delivery of a single copy of annual reports to stockholders and proxy statements if they are receiving multiple copies of these materials by contacting our Secretary by mail at the address on the first page of this proxy statement, by telephone at (512) 349-0300 or by email at ir@crossroads.com.

We Will Bear Solicitation Expenses. We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

2

How to Request a Copy of the Proxy Materials. For the 2014 Annual Meeting of Stockholders or any future Annual Meeting of Stockholders, if you would like to request a copy of the proxy materials, including the proxy statement and form of proxy and the Annual Report to Stockholders, please contact our Secretary by mail at the address on the first page of this proxy statement, by telephone (512) 349-0300 or by email at ir@crossroads.com, and we will promptly deliver a copy to you. You may also request a paper copy of the proxy materials at www.crossroads.com.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on March 14, 2014

The proxy statement and annual report to stockholders are available at [●].

3

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of four members, each of whom is elected annually. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the four persons listed below for election as directors. Those elected will serve until the 2015 Annual Meeting of Stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal. As of the date of this proxy statement, the holders of Sub-Series F-1 of our 5.0% Series F Convertible Preferred Stock, voting as single class, are entitled to elect one director. However, as of the date of this proxy statement, these holders have not elected their designated director.

Each nominee is a current director who was elected at the 2013 Annual Meeting. All nominees are independent pursuant to the listing requirements of The Nasdaq Stock Market, except for Mr. Coleman. There are no family relationships among any of the directors and executive officers.

Each nominee has agreed to serve if elected. If a nominee becomes unavailable for election or cannot serve, an event that we do not expect, the Board of Directors may substitute another nominee or reduce the number of nominees. The enclosed proxy will be voted for such substitute, if any, as shall be designated by the Board of Directors.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment. The following is information about each nominee:

Richard K. Coleman, Jr., 57, has served as a director since April 2013 and as President and Chief Executive Officer since May 2013. Mr. Coleman is a private investor and technological advisor. His Company, Rocky Mountain Venture Services (RMVS) has helped technology companies plan and launch new business ventures and restructuring initiatives since 1998. He has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance and has also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications culminating in his appointment to lead its Technology Management Division. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R & D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman has served on a number of private, public, and non-profit boards and currently serves on the boards of directors of NTS, Inc., a NYSE MKT-listed broadband services and telecommunications Company, where he serves as Chairman of the Strategy Advisory Committee, On Track Innovations Ltd., a Nasdaq-listed smart card Company, and Aetrium Incorporated, a Nasdaq-listed equipment producer for the semiconductor industry, where he serves on the Audit, Compensation (Chairman), and Nominating and Corporate Governance (Chairman) Committees. In October 2013, NTS, Inc. entered into an agreement to be acquired by affiliates of Tower Three Partners LLC, and the acquisition is anticipated to close in late February 2014. Following the closing of the acquisition, Mr. Coleman will no longer serve as a director of NTS, Inc. Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School. We believe Mr. Coleman’s qualifications to serve on our Board of Directors include, in addition to his experience as our chief executive officer, his extensive expertise and experience in technology-related industries.

Jeffrey E. Eberwein, 43, has served as a director since April 2013 and as the Chairman of our Board of Directors since our 2013 annual meeting of stockholders in June 2013. Mr. Eberwein has 20 years of Wall Street experience and is the Founder and CEO of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star Value in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of Digirad Corporation, a medical imaging company, and Aetrium Incorporated, a semiconductor capital equipment company. Mr. Eberwein also currently serves on the Boards of NTS, Inc. and On Track Innovations Ltd. Mr. Eberwein served on the Board of The Goldfield Corporation from May 2012 until May 2013. Mr. Eberwein is the Treasurer and serves on the Executive Committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin. We believe that Mr. Eberwein’s qualifications to serve on our Board of Directors include his expertise in finance and experience in the investment community. Both by education and by professional experience, Mr. Eberwein has had extensive exposure to analysis of financial statements and financial reporting matters and qualifies as an “audit committee financial expert” under Securities and Exchange Commission guidelines.

4

Don Pearce, 70, joined our Board of Directors in May 2009 and served as Chairman of the Board from May 2010 to November 2011. He also served as Vice President for the Texas division of Alliance Technology Group from April 2009 to January 2011 and before then served as a Regional Sales Manager for Sun Microsystems from October 2005 until June 2008. In addition, Mr. Pearce founded and has been the owner of Pearce Advisory Services since June 2008, a Company specializing in consulting with technology companies in how to increase sales. Beginning his career with 12 years in systems and sales management at IBM, Mr. Pearce was employed in Sales and Sales Management at Amdahl Corp where his Division led the Company in revenue 13 of 20 years. He then held executive Sales Management positions at Tarantella, StorageTek and Sun Microsystems. He has also served as a member of the Advisory Board for the Computer Science Engineering Department at Southern Methodist University since April 2002 and holds a B.S. in mathematics from SMU. He earned a M.S. in mathematics from Louisiana State University, where he also taught Mathematics for two years. We believe Mr. Pearce’s qualifications to serve on our Board of Directors include his extensive management experience in virtual tape and disk storage sales, including knowledge of and experience with certain large enterprise storage customers, competing vendors and potential strategic partners, as well as a global network of industry contacts. Mr. Pearce is also a recognized leader in business management with a significant track record of delivering revenue generating strategies within the high-tech sector.

Robert G. Pearse, 54, has served as a director since July 2013. Mr. Pearse is a managing partner at Yucatan Rock Ventures, where he specializes in technology investments and consulting, and has served in that position since August 2012. He previously served as vice president of Strategy and Market Development at NetApp, Inc., a computer storage and data management Company, from September 2005 to August 2012. At NetApp, which became a Fortune 500 Company, Mr. Pearse played an influential role in leading overall corporate growth as well as market and business development. Before joining NetApp in 2005, Mr. Pearse co-founded Yucatan Rock Ventures and served as a managing partner from January 2004 to September 2005. Prior to that, Mr. Pearse spent approximately 17 years in leadership positions at Hewlett-Packard, most recently as the vice president of Strategy and Corporate Development from 2001 to 2004, focusing on business strategy, business development and acquisitions. His professional experience also includes positions at PricewaterhouseCoopers, Eastman Chemicals Company, and General Motors. Mr. Pearse earned a Master of Business Administration degree from the Stanford Graduate School of Business in 1986, and a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology in 1982. We believe Mr. Pearse’s qualifications to serve on our Board of Directors include his extensive business development experience as an executive in the enterprise data management industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR EACH OF THE NOMINEES.

5

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed the firm of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending October 31, 2014. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PMB Helin Donovan, LLP.

Stockholder ratification of the appointment of PMB Helin Donovan, LLP as our independent auditors is not required by our bylaws or other applicable legal requirements. However, the appointment of PMB Helin Donovan, LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection of PMB Helin Donovan, LLP, but will not be required to select another auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if it believes that such a change would be in the best interests of Crossroads and our stockholders.

Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PMB HELIN DONOVAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

6

AUDIT AND NON-AUDIT FEES

All services rendered by our registered public accounting firm, PMB Helin Donovan, LLP, are pre-approved by the audit committee. PMB Helin Donovan, LLP has provided or is expected to provide services to us in the following categories and amounts:

	October 31,
	2012	2013
Audit fees (1)	$107,550	$99,300
Audit related fees(2)	$9,650	$76,150
Tax fees(3)	$39,980	$48,770
All other fees(4)	$11,600	$33,185

(1)          Audit fees. These are fees for professional services performed by PMB Helin Donovan, LLP for the audit of our annual consolidated financial statements and review of interim financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)          Audit-related fees. These are fees for assurance and related services performed by PMB Helin Donovan, LLP that are reasonably related to the performance of the audit or review of our financial statements. For 2013, this amount primarily includes a review of our reports on Form 10-Q and Form 10-K.

(3)          Tax fees. These are fees for professional services performed by PMB Helin Donovan, LLP with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for Crossroads and our consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit- Related” items.

(4)          All other fees. These are fees for other permissible work performed by PMB Helin Donovan, LLP that does not meet the above category descriptions.

Pre-Approval Policy

Our Audit Committee must provide advance approval for all audit and non-audit services, other than de minimis non-audit services.

7

BOARD STRUCTURE, CORPORATE GOVERNANCE MATTERS

AND

DIRECTOR COMPENSATION

Board of Directors

Board Composition and Election of Directors

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the management of our business and affairs. Our certificate of incorporation provides that the number of directors may be determined pursuant to our bylaws, which provide that such number may be determined from time to time by our Board of Directors. However, under our bylaws, the number of directors shall not be less than one. Our directors hold office until the next annual meeting of stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Independent Directors

Our Board of Directors is currently composed of four members, Messrs. Coleman, Eberwein, Pearce and Pearse. Messrs. Eberwein, Pearce and Pearse qualify as independent directors in accordance with the listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and to our management.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors. Copies of each committee’s charter are posted on the Corporate Governance section of our website, www.crossroads.com.

Audit Committee

The members of our Audit Committee are Messrs. Eberwein, Pearce and Pearse. Mr. Eberwein chairs the Audit Committee. Our Board of Directors has determined that Mr. Eberwein is an “audit committee financial expert” as defined in applicable SEC rules. Our Audit Committee’s responsibilities include:

•	appointing, compensating, retaining and overseeing the work of any public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•	reviewing and discussing with management and the external auditors our audited financial statements;

•	considering the effectiveness of our internal control system;

•	reviewing management’s compliance with our code of business conduct;

•	discussing with management our financial risk management policies;

•	establishing our policy regarding our hiring of employees or former employees of the external auditors and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our external auditors and management;

•	reviewing and approving related person transactions; and

•	preparing the Audit Committee report required by the proxy rules of the SEC.

Our Audit Committee must provide advance approval for all proposed audit and non-audit services, other than de minimis non-audit services, to be provided to us by our external advisors.

Compensation Committee

The members of our Compensation Committee are Messrs. Eberwein, Pearce and Pearse. Mr. Pearse chairs the Compensation Committee. Our Compensation Committee’s responsibilities include:

•	providing guidance and periodic monitoring for all of our corporate compensation;

•	considering the effectiveness of our employee equity programs;

8

•	administering our stock incentive plans with respect to our executive officers and employee Board members, including the adjustment of base salary each year;

•	implementing and administering our incentive compensation programs and authorizing all awards under these incentive programs;

•	administering our employee benefit plans; and

•	approving all perquisites, equity incentive awards, special cash payments or loans made or paid to executive officers and employee Board members and assisting the Board of Directors in succession planning for executive officers.

The Compensation Committee meets with our Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year. At the end of each fiscal year, the Compensation Committee meets to review the performance of executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 under those programs and award bonuses thereunder. At that time, the Compensation Committee may also adjust base salary levels for executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 and review the overall performance of our employee benefit plans. The Compensation Committee also meets when necessary to administer our stock incentive plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for our named executive officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and management recommendations. The Compensation Committee has not engaged a compensation consulting firm in fiscal 2013. The Compensation Committee does not delegate its authority to review, determine and recommend, as applicable, the forms and values of the various elements of compensation for executive officers and directors. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Messrs. Eberwein, Pearce and Pearse. Mr. Pearce chairs the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s responsibilities include:

•	reviewing, developing and making recommendations to our board related to corporate governance guidelines and policies;

•	reviewing and making recommendations to our board regarding proposed changes to our certificate of incorporation and bylaws;

•	formulating and overseeing procedures to facilitate stockholder communications with our board;

•	reviewing governance related stockholder proposals and recommending board responses;

•	overseeing compliance by our board and its committees with applicable laws and regulations;

•	evaluating the effectiveness of the committee and reporting the results of this evaluation to our board;

•	overseeing risks relating to management and board succession planning, the independence of our board and potential conflicts of interest, and stockholder responses to our business practices;

•	overseeing our board evaluation process including conducting periodic evaluations of the performance of our board as a whole and each board committee and evaluating the performance of board members eligible for re-election;

•	establishing criteria for the selection of new members to our board;

•	reviewing any stockholder nominations for directors and presenting to our board a list of individuals recommended for nomination for election to our board at the Annual Meeting of stockholders;

•	assisting our board in making a determination of each outside director’s “independence” in accordance with Nasdaq rules;

•	formulating and recommending to our board for adoption a policy regarding the consideration of nominees proposed by stockholders for election to our board, and adopting procedures regarding the submission of stockholder nomination requests;

•	reviewing the disclosure included in our proxy statement regarding our director nomination process;

9

•	monitoring the orientation and any continuing education programs for directors;

•	reviewing the composition of each board committee and presenting recommendations for committee memberships to our board as needed; and

•	reviewing the charter and composition of each board committee and making recommendations to our board for the creation of additional board committees or the change in mandate or dissolution of Board committees.

Directors’ Attendance at Meetings

During fiscal year 2013, the Board of Directors and each of its committees held the following meetings and acted by unanimous written consent as follows:

•	the Board of Directors held twelve meetings and acted by unanimous written consent three times;

•	the Audit Committee held four meetings;

•	the Compensation Committee held five meetings and acted by unanimous written consent twelve times; and

•	the Nominating and Corporate Governance Committee held one meeting.

In fiscal year 2013, all directors attended 75% or more of meetings of the Board of Directors and committees on which they serve. Other than Mr. Coleman, none of our directors attended our 2013 Annual Meeting of Stockholders. While we do not have a formal policy requiring them to do so, we encourage our directors to attend the Annual Meeting.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions. Mr. Eberwein serves as our Chairman and Mr. Coleman serves as our Chief Executive Officer. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors. We do not have a lead independent director.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board of Directors regularly receives reports from senior management on areas of material risk to our Company, including our liquidity, operational and legal and regulatory risks. Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management. The Compensation Committee and the Nominating and Corporate Governance Committee also discuss risk assessment and risk management practices with management. The Compensation Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Nominating and Corporate Governance Committee manages risks associated with general corporate governance, including the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports and management presentations about such risks.

Nominations for Directors

Director Qualifications

The full Board of Directors is responsible for selecting persons to fill vacancies on the Board of Directors and recommending candidates for election by the stockholders. The Board of Directors has delegated the process of considering candidates to the Nominating and Corporate Governance Committee. In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	diversity of professional disciplines and backgrounds on our Board;

•	prominence, reputation and community involvement of the candidate;

•	the candidate’s ability to promote and enhance our reputation;

•	the candidate’s time and availability to devote to a directorship;

•	the candidate’s qualifications that complement and enhance the overall core competencies of the Board;

•	the candidate’s experience with accounting rules and practices;

•	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;

10

•	the candidate’s potential conflicts of interest;

•	independence of the candidate; and

•	the interests of all of our stockholders generally.

In assessing potential new directors, the Nominating and Corporate Governance Committee considers individuals from various disciplines and diverse backgrounds so that the Board of Directors has a broad diversity of experience, professions, skills and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board of Directors has no formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Other than the foregoing, there are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests or the best interests of our stockholders. . Nominees are not discriminated against on the basis of race, religion, nation origin, sexual orientation, disability or any other basis proscribed by law.

In its deliberations, the Nominating and Corporate Governance Committee is aware that our Board must be comprised of a majority of “independent” directors, as such term is defined by the Nasdaq rules and at least one director who qualifies as an “audit committee financial expert” as defined by SEC rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Each nominee approved by the Nominating and Corporate Governance Committee for inclusion in our proxy card for the 2014 Annual Meeting is a director standing for re-election.

Stockholder Nominations

The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee.

Any stockholder who intends to nominate a director at our Annual Meeting must notify our Secretary in writing at the address set forth at the beginning of this proxy statement of such intent in a timely manner in accordance with our bylaws. In accordance with the advance notice provisions of our bylaws, to be timely, director nominations must be delivered to or mailed and received by the Secretary of the Company not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by us on or before the later of (i) 90 days prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting was made. The notice must include the information specified in our Bylaws.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our board or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our senior management and financial employees. A current copy of the code is posted on the Corporate Governance section of our website, www.crossroads.com.

Stockholder Communication with Our Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Secretary at our principal executive offices located at 11000 North MoPac Expressway, Austin, Texas 78759. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

11

The Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take the appropriate legal action regarding such communication.

2013 Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the year ended October 31, 2013, other than a director who also served as an executive officer.

Name and Principal	Fees Earned or Paid in Cash	Option Awards	Total
Position	($)	($)(8)	($)

Jeffrey E. Eberwein (1)	6,389	9,307	15,696

Robert Pearse (2)	2,847	7,487	10,334

Don Pearce (3)	25,000	15,661	40,661

Elliott Brackett (4)	20,208	7,175	27,383

Steven Ledger (5)	61,371	5,815	67,186

Joseph J. Hartnett (6)	22,283	8,246	30,529

Richard K. Coleman, Jr. (7)	625	322	947

(1)	Mr. Eberwein became a board member in April of 2013. He receives quarterly payments of $6,250 in cash and $6,250 worth of options, based on the Black-Scholes value of our options to purchase common stock on the last day of the quarter. We granted options to purchase 3,993 shares of common stock on July 31, 2013 at a grant date fair value of $0.82 per share and an exercise price of $1.60. We granted options to purchase 10,670 shares of common stock on October 31, 2013 at a grant date fair value of $0.56 per share and an exercise price of $1.03.

(2)	Mr. Pearse became a board member in July of 2013. He receives quarterly payments of $6,250 in cash and $6,250 worth of options, based on the Black-Scholes value of our options to purchase common stock on the last day of the quarter. We granted options to purchase 1,780 shares of common stock on July 31, 2013 at a grant date fair value of $0.82 per share and an exercise price of $1.60. We granted options to purchase 10,670 shares of common stock on October 31, 2013 at a grant date fair value of $0.56 per share and an exercise price of $1.03.

(3)	Mr. Pearce became a board member in May of 2009. He receives quarterly payments of $6,250 in cash and $6,250 worth of options, based on the Black-Scholes value of our options to purchase common stock on the last day of the quarter. We granted options to purchase 2,815 shares of common stock on January 31, 2013 at a grant date fair value of $1.12 per share and an exercise price of $2.22. We granted options to purchase 2,648 shares of common stock on April 30, 2013 at a grant date fair value of $1.23 per share and an exercise price of $2.36. We granted options to purchase 3,906 shares of common stock on July 31, 2013 at a grant date fair value of $0.82 per share and an exercise price of $1.60. We granted options to purchase 10,670 shares of common stock on October 31, 2013 at a grant date fair value of $0.56 per share and an exercise price of $1.03.

(4)	Mr. Brackett resigned from the board May of 2013. We granted options to purchase 2,815 shares of common stock on January 31, 2013 at a grant date fair value of $1.12 per share and an exercise price of $2.22. We granted options to purchase 2,648 shares of common stock on April 30, 2013 at a grant date fair value of $1.23 per share and an exercise price of $2.36. We granted options to purchase 715 shares of common stock on June 21, 2013 at a grant date fair value of $1.05 per share and an exercise price of $2.04.

(5)	Mr. Ledger did not stand for re-election at our 2013 Annual Meeting of Stockholders. We granted options to purchase 3,237 shares of common stock on April 30, 2013 at a grant date fair value of $1.23 per share and an exercise price of $2.36. We granted options to purchase 1,736 shares of common stock on June 21, 2013 at a grant date fair value of $1.05 per share and an exercise price of $2.04.

12

(6)	Mr. Harnett did not stand for re-election at our 2013 Annual Meeting of Stockholders. We granted options to purchase 2,815 shares of common stock on January 31, 2013 at a grant date fair value of $1.12 per share and an exercise price of $2.22. We granted options to purchase 2,648 shares of common stock on April 30, 2013 at a grant date fair value of $1.23 per share and an exercise price of $2.36. We granted options to purchase 1,736 shares of common stock on June 21, 2013 at a grant date fair value of $1.05 per share and an exercise price of $2.04.

(7)	Mr. Coleman became a board member in April of 2013. Until his appointment as Crossroads’ President and Chief Executive Officer, he received quarterly payments of $6,250 in cash and $6,250 worth of options, based on the Black-Scholes value of our options to purchase common stock on the last day of the quarter. We granted options to purchase 391 shares of common stock on July 31, 2013 at a grant date fair value of $0.82 per share and an exercise price of $1.60. He became interim-CEO shortly after joining the Board of Directors and the remainder of his compensation for fiscal year 2013 is shown in the Executive section.

(8)	The amounts shown in the table above are based on the Black-Scholes valuation for GAAP purposes.

Certain Relationships and Related Transactions

Since November 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of our total assets and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers and the transactions described or referred to below. The Audit Committee of our Board of Directors is responsible for reviewing and approving any related person transactions.

In reviewing any such transactions and potential transactions, the Audit Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Crossroads.

In March 2013, we issued preferred stock in a private placement of our 5.0% Series F Convertible Preferred Stock. The following individuals and entities participated in that private placement:

Participants	Number of Units Purchased	Purchase Price
Executive Officers and Directors
Elliott Bracket, Former Director	14,500	$29,906.25
Robert C. Sims, Former Chief Executive Officer	3,640	$7,507.50
Jennifer Crane, Chief Financial Officer	1,460	$3,011.25
David Cerf, Executive Vice President of Business and Corporate Development	3,640	$7,507.50

Stockholders
Affiliates of ACT Capital Management, LLLP	708,235	1,402,500	*
Affiliates of Manchester Management Company, LLC	302,317	574,998.28	*
Affiliates of Diker Management, LLC	727,272	1,499,998.49

* Includes conversion of promissory bridge notes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes of ownership with the SEC and the NASDAQ Capital Market. Our officers, directors and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by them.

Based solely on review of copies of the forms received, we believe that, during the last fiscal year, all filings under Section 16(a) applicable to its officers, directors and 10% stockholders were timely other than:

•	one Form 4 by each of Brian Bianchi, Jennifer Crane, Elliot Bracket and Robert C. Sims, each of which referred to two transactions;

13

•	two Forms 4 by David Cerf, one of which referred to two transactions and one of which referred to a single transaction;

•	one Form 4 by Bernd Krieger, which referred to a single transaction;

•	two Forms 4 by Richard K. Coleman, Jr., one of which referred to two transactions and one of which referred to a single transaction; and

•	two Forms 4 for each of Jeffrey Eberwein, Don Pearce, Robert G. Pearse, each of which referred to a single transaction.

14

EXECUTIVE OFFICERS

Our executive officers and their ages as of January 20, 2014 are listed below. Information regarding Richard K. Coleman, Jr., our President and Chief Executive Officer, is listed above under the heading “Election of Directors—Director Qualifications.”

Brian Bianchi, 47, has served as our Chief Operating Officer since January 2008. Mr. Bianchi served as our Vice President, Engineering Development from November 2004 to January 2008. From May 2002 to October 2004, Mr. Bianchi served as our Director of Development and Product Test. From April 1998 until April 2002, Mr. Bianchi served in various engineering capacities at Crossroads. Prior to joining us, from May 1996 to March 1998, Mr. Bianchi served as Technical Program Manager for Hewlett Packard. From June 1988 to April 1996, Mr. Bianchi served in various capacities at Convex Computer Corporation, including Networking & I/O Software Manager. Mr. Bianchi received a Bachelor of Arts in Computer Science from the University of Texas, Austin.

David Cerf, 48, has served as our Executive Vice President of Strategy and Business Development since December 2013 and previously served as Executive Vice President of Business and Corporate Development from April 2005 to December 2013. Prior to joining us in 2005, Mr. Cerf served as Vice President of Sales and Business Development at NexQL, a provider of advanced database acceleration technologies since 2002. Prior to NexQL, Mr. Cerf co-founded 360World, a national provider of video/imaging solutions. In 1988, as the Founder and Managing Director of the Dallas Business Incubator, Mr. Cerf was responsible for the development and funding of more than 50 new high-growth startup companies.

Jennifer Ray Crane, 42, has served as our Chief Financial Officer since November 2008. Ms. Crane joined Crossroads in 2003 as Financial Controller and currently leads our financial and legal teams. Prior to joining us, Ms. Crane held senior positions at Deloitte&Touche LLP and PriceWaterhouse Coopers LLP. Ms. Crane is a Certified Public Accountant licensed in the state of Texas. She is also an active member of the Financial Executive Institute (FEI) association as well as the American Institute of Certified Public Accountants (AICPA) and holds a Bachelor of Business Administration from the University of Texas at Austin.

Bernd R. Krieger, 60, has served as our General Manager, Europe since November 2008. With more than 30 years of experience in the data storage and backup industry, Mr. Krieger joined Crossroads in 2007 as the Head of European Sales. Previously, Mr. Krieger held general manager and CEO positions at several IT companies, with experience in sales and multi-country operations. Prior to joining Crossroads and after 2005, Mr. Krieger served as General Manager, Sales and Marketing at Data Global GmbH. Mr. Krieger also previously served as CEO of Entire Software AG, and Director of International Sales at Grau (ADIC). Mr. Krieger brings strong relationships with established partners and resellers throughout the IT industry, as well as Global 1000 companies.

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our capital stock as of January 15, 2014 by:

•	each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding capital stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

The following table lists the applicable percentage beneficial ownership based on 12,724,062 shares of common stock outstanding as of January 15, 2014. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 17, 2014 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Crossroads Systems, Inc., 11000 North Mo-Pac Expressway, Austin, Texas 78759.

16

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent
5% Stockholders
James E. Besser and Affiliates	1,457,669	(1)	11.5%
Fortress Investment Group, LLC	1,454,545	(2)	10.3%
ACT Capital	1,934,790	(3)	9.9%
Diker Management, LLC and Affiliates	1,509,050	(4)	9.9%
Thomas L. Wallace	980,937	(5)	7.7%
Revelation Capital Management (fka – Osmium Special Situations Fund, LTD)	711,124	(6)	5.5%
Thomas B. Akin	699,876	(7)	5.5%
Executive Officers and Directors
Jeffrey E. Eberwein	929,363	(8)	7.3%
David Cerf	626,158	(9)	4.8%
Brian Bianchi	523,457	(10)	4.1%
Richard K. Coleman, Jr.	200,048	(11)	1.5%
Jennifer Ray Crane	141,403	(12)	1.1%
Don Pearce	103,977	(13)	*
Bernd R. Krieger	26,250	(14)	*
Robert G. Pearse	12,450	(15)	*
All current directors and executive officers as a group (8 persons)	1,781,856	(16)	18.1%

*	Less than 1%.

(1)	According to Schedule 13G/A, filed February 8, 2013. Includes (a) 107,500 shares of our common stock over which James E. Besser has sole voting and dispositive power, and (b) 890,693 shares of our common stock which are beneficially owned by both Mr. Besser and Manchester Management Company, LLC. Also includes 459,476 shares of common stock beneficially owned by Mr. Besser upon conversion and exercise of securities purchased in our March 2013 private placement. Mr. Besser is the Managing Member of Manchester Management Company, LLC. The address for each of Mr. Besser and Manchester Management Company, LLC is c/o Manchester Management Company, LLC, 131 Charles Street, 1st Floor, Boston, Massachusetts 02114.Member of Manchester Management Company, LLC. The address for each of Mr. Besser and Manchester Management Company, LLC is c/o Manchester Management Company, LLC, 131 Charles Street, 1st Floor, Boston, Massachusetts 02114.

(2)	According to Schedule 13G filed August 2, 2013. Consists of 1,454,545 shares subject to warrants held by CF DB EZ LLC. Drawbridge Special Opportunities Fund LP owns 95% of CF DB EZ LLC. Drawbridge Special Opportunities GP LLC is the general partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC ("FPIH IV") is the sole managing member of Drawbridge Special Opportunities GP LLC. Drawbridge Special Opportunities Advisors LLC ("DSOA") is the investment advisor of Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of DSOA, and Fortress Operating Entity I LP ("FOE I") is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress Investment Group LLC. Peter L. Briger, Jr. and Constantine M. Dakolias are co-Chief Investment Officers of Fortress Investment Group LLC's Credit business, which includes CF DB EZ LLC, and have the power to vote and dispose of these shares. The address for each of the Fortress persons and entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Chief Compliance Officer.

(3)	According to Schedule 13G/A filed April 30, 2013. Consists of (a) 817,180 shares of common stock, and (b) 55,257 shares of common stock issuable upon exercise of warrants. Also includes 708,235 shares of Series F Convertible Preferred Stock and warrants to purchase 354,118 shares of common stock issued in our March 2013 private placement. The convertible preferred stock and associated warrants are subject to a 9.99% blocking provision. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP. Investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. The address for ACT Capital Management, LLLP is 2 Radnor Corporate Center, Suite 111, Radnor, Pennsylvania 19087.

17

(4)	According to Schedule 13G/A filed February 14, 2012, includes shares of common stock owned by Diker Management, LLC, a Delaware limited liability company ("Diker Management"), over which by Diker GP, LLC, a Delaware limited liability company ("Diker GP") shares beneficial ownership. Also includes 727,272 shares of Series F convertible preferred stock warrants to purchase 363,635 shares of common stock purchased in our March 2013 private placement. The convertible preferred stock and associated warrants are subject to a 9.99% blocking provision. Diker GP, is the general partner to the Delaware limited partnerships Diker Value Tech Fund, LP ("VT"), Diker Value Tech QP Fund, LP ("VTQP"), Diker Small Cap Fund, LP ("SC"), the Diker Small Cap QP Fund, LP ("SCQP") and Diker Micro Cap Fund LP ("MC") with respect to the Stock directly owned by VT, VTQP, SC, SCQP and MC (collectively, the "Diker Funds"). Diker Management is the investment manager of the Diker Funds, with respect to the shares of common stock held by the Diker Funds. As the sole general partner of the Diker Funds, Diker GP, has the power to vote and dispose of the shares of the common stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. The Diker parties disclaim all beneficial ownership, however, as affiliates of a registered investment adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares. The address for the Diker parties is 730 Fifth Avenue, 15th Floor, New York, NY 10019.

(5)	According to Schedule 13G filed November 17, 2011 and Form 4 filed September 10, 2012. Consists of (i) 707,500 shares (the “Fund Shares”) of common stock held by Compass Global Fund, LTD (“Fund”), (ii) warrants to purchase 234,375 shares (together with the Fund Shares, the “Fund Securities”) of common stock held by Fund, (iii) 31,250 shares of common stock held by Thomas L. Wallace, and (iv) warrants to purchase 7,812 shares of common stock held by Mr. Wallace. Fund is a share class of Compass Global Management, LTD. Mr. Wallace, as a Director and Manager of Compass, shares voting and dispositive power over the shares held by Fund. Mr. Wallace disclaims beneficial ownership of the Fund Securities (except to the extent of any pecuniary interest therein). The address for Compass, Fund and Mr. Wallace is 795 Ridge Lake Blvd., Ste. 106, Memphis, Tennessee 38120.

(6)	According to Schedule 13G/A filed April 23, 2013. Consists of 547,062 shares of our common stock and 164,062 shares of our common stock issuable upon the exercise of warrants. Revelation Special Situations Fund Ltd (the “Fund”) and the Fund’s investment manager, Revelation Capital Management Ltd (“Revelation”), share voting and dispositive power over the shares held directly by the Fund. Chris Kuchanny, as a principal of Revelation, shares voting and dispositive power over the shares reported by it. Each of Revelation and Mr. Kuchanny disclaims beneficial ownership of these securities (except to the extent of any pecuniary interest therein). The address for each of the Fund, Revelation and Mr. Kuchanny is Canon’s Court, 22 Victoria Street, Hamilton HM 11, Bermuda.

(7)	According to Schedule 13G/A filed February 14, 2012. Mr. Akin and Talkot Fund, L.P. beneficially own 699,876 shares of our common stock. Of such 699,876 shares of our common stock, Thomas B. Akin directly beneficially owns 293,963 shares of our common stock, and Talkot Fund, L.P. directly beneficially owns 405,913 shares of our common stock. Mr. Akin is the Managing General Partner of Talkot Fund, L.P. The address for each of Mr. Akin and Talkot Fund, L.P. is 2400 Bridgeway, Suite 300, Sausalito, California 94965.

(8)	Consists of 914,700 shares of common stock held directly by Lone Star Value Investors, LP and exercisable options to purchase 14,663 shares of common stock. Lone Star Value Investors GP, LLC is the general partner of, and controls, Lone Star Value Investors, LP. Lone Star Value Management, LLC exercises contractual voting and investment control over securities held by Lone Star Value Investors, LP. Mr. Eberwein is the managing member of Lone Star Value Management, LLC and exercises indirect voting and investment control over these securities. Mr. Eberwein disclaims beneficial ownership of these shares of the Issuer's common stock except to the extent of any pecuniary interest therein.

(9)	Includes 277,087 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(10)	Includes of 116,785 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(11)	Includes 200,048 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(12)	Includes 92,933 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(13)	Consists of 66,477 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(14)	Consists of 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(15)	Consists of 12,450 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

(16)	Includes 805,443 shares of common stock issuable upon exercise of options exercisable within 60 days of January 17, 2014.

18

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2012 and 2013

The following table sets forth the total compensation awarded to, earned by, or paid to Mr. Richard K. Coleman, Jr., Mr. David Cerf, Mr. Brian Bianchi and our former CEO Mr. Robert C. Sims, who are collectively referred to as our “named executive officers,” during the years ended October 31, 2012 and 2013:

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Other	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Richard K. Coleman, Jr.	2012	-	-	-	-	-	-
President and Chief	2013	132,997	105,605	-	88,812	-	327,414
Executive Officer

David Cerf	2012	235,000	22,558	45,117	-	-	302,675
Executive Vice	2013	241,250	12,867	25,733	330,083	-	609,933
President of Business and Corporate Development

Brian Bianchi	2012	220,000	26,335	52,671	-	150	299,156
Chief Operating	2013	226,250	27,150	9,050	323,940	5,000	591,390
Officer

Robert C. Sims (5)	2012	275,000	45,545	57,090	-	450	378,085
Former President and Chief	2013	143,846	-	-	-	132,564	276,410
Executive Officer

(1)	On August 5, 2013, we awarded a cash bonus of $45,605 to Mr. Coleman. On November 29, 2013, we awarded a cash bonus of $60,000 to Mr. Coleman, reported in fiscal year 2013. On December 15, 2013, we awarded cash bonuses of $12,867 and $27,150 to Messrs. Cerf and Bianchi, respectively, reported in fiscal year 2013. Mr. Sims also received a cash bonus of 1% of certain IP revenue in fiscal year 2012, receiving a payment of $17,000 during fiscal year 2013. On December 15, 2012, we awarded cash bonuses of $28,545, $22,558 and $26,335 to Messrs. Sims, Cerf and Bianchi, respectively, reported in fiscal year 2012.

(2)	On January 3, 2014, we awarded 11,540 and 4,058 shares of common stock to Messrs. Cerf and Bianchi, respectively, recorded as a stock bonus in fiscal year 2013. On December 7, 2012, we awarded 18,298 shares of common stock to Mr. Sims recorded as a stock bonus in fiscal year 2012. On December 3, 2012, we awarded 14,461 and 16,882 shares of common stock to Messrs. Cerf and Bianchi respectively, recorded as a stock bonus in fiscal year 2012. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on stock compensation based on the closing price of our common stock on the date of grant.

(3)	We granted options to purchase 300,000 shares of common stock on June 13, 2013 to Mr. Bianchi, at a grant date fair value of $1.08 per share. We granted options to purchase 300,000 shares of common stock on June 14, 2013 to Mr. Cerf, at a grant date fair value of $1.10 per share. These awards vest 16.6% on September 1, 2013, 41.7% on June 1, 2014 and 41.7% on June 1, 2015. We granted options to purchase 68,407 shares of common stock on September 16, 2013 and 75,000 shares of common stock on October 31, 2013 to Mr. Coleman, at a grant date fair value of $0.68 and $0.56 per share, respectively. These grants vested immediately upon grant.

(4)	We award cash bonuses through our Patent Award Program. Various levels of bonuses are awarded based on the stage a patent is in through the U.S. patent system. Cash patent bonus awards of $450 and $150 were awarded to Messrs. Sims and Bianchi, respectively during fiscal year 2012. Cash patent bonus awards of $5,000 was awarded to Messr. Bianchi during fiscal year 2013. Mr. Sims received $132,564 in severance during 2013 in connection with his severance agreement.

(5)	Mr. Sims' employment with us terminated on May 8, 2013. Amounts paid to him in fiscal 2013 include severance benefits payable to him in connection with his termination, as described in "Employment Agreements and Severance Benefits - Severance Benefit Program."

19

Management Bonus Plan

During fiscal 2013, our 2013 Management Bonus Program was in effect. Under the Management Bonus Program, Messrs. Bianchi and Cerf were eligible for a target bonus of 40% of such executive officer’s salary paid in fiscal 2013. Of this target bonus amount, 60% was to be payable upon the achievement of a revenue target related to our StrongBox target (the “StrongBox revenue target”), with a payout at 100% achievement of the revenue target. The remaining 40% of the target bonus amount was to be payable upon the achievement of certain individual management-by-objective (“MBO”) goals which were to be determined for each such executive officer.

The Compensation Committee determined that the StrongBox revenue target was not achieved and determined not to make any payments under the Management Bonus Program with respect to that target.

The Compensation Committee determined to give each of Mr. Bianchi and Mr. Cerf a 100% payout with respect to the MBO portion of such officer’s bonus. The MBO goals for Mr. Bianchi and Mr. Cerf were not specifically determined in fiscal 2013. In making this determination to award a 100% payout for the MBO portion of the bonus payment, the Compensation Committee considered the contribution of each officer to the Company’s performance generally over the fiscal year ended October 31, 2013, in particular their respective contributions to repositioning the Company to a streamlined focus on leveraging OEM and strategic partners with respect to the Company’s StrongBox® product, as announced in late October 2013. The Compensation Committee also considered the importance of these individuals’ efforts in implementing the Company’s new strategy going forward and considered the award to be advisable compensation to assist in retaining these officers’ services.

The bonus payouts described above were paid in a combination of (i) a cash payment and (ii) the issuance of stock pursuant to the Company’s 2010 Equity Incentive Plan, with the number of shares to be issued to each such executive officer determined with reference to the closing price of the Company’s common stock as reported on Nasdaq on the date of issuance. These awards are described above in the footnotes to the “Summary Compensation Table.”

20

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth information regarding unexercised options held by each of our named executive officers as of October 31, 2013.

	Number of
	Securities
	Underlying
	Unexercised		Number of Securities		Options
	Options (#)		Underlying Unexercised	Options Exercise	Expiration
Name	Exercisable		Options (#) Unexercisable	Price ($)	Date
Richard K. Coleman, Jr.	391	(1)	-	1.60	7/31/2023
	68,407	(2)	-	1.24	9/16/2023
	75,000	(3)	-	1.03	10/31/2023

David Cerf	57,500	(4)	-	3.40	4/20/2015
	3,750	(5)	-	3.52	3/31/2016
	15,837	(6)	-	4.48	1/31/2017
	37,500	(7)	12,500	1.56	8/25/2020
	50,000	(8)	-	1.56	8/25/2020
	50,000	(9)	50,000	4.75	10/17/2021
	50,000	(10)	250,000	2.10	6/14/2023

Brian Bianchi	12,500	(11)	-	10.64	2/4/2014
	464	(12)	-	5.56	9/29/2014
	10,537	(12)	-	5.56	9/29/2014
	12,250	(13)	-	4.56	8/31/2015
	12,044	(5)	-	3.52	3/31/2016
	43,991	(6)	-	4.48	1/31/2017
	9,375	(7)	3,125	1.56	8/25/2020
	12,500	(8)	-	1.56	8/25/2020
	12,500	(9)	12,500	4.75	10/17/2021
	50,000	(14)	250,000	2.10	6/13/2023

Robert C. Sims	42,749	(15)	-	5.32	5/8/2014
	19,752	(15)	-	5.32	5/8/2014
	36,000	(5)	-	3.52	5/8/2014
	66,867	(6)	-	4.48	5/8/2014
	62,500	(16)	-	1.56	5/8/2014
	62,500	(16)	-	1.56	5/8/2014
	125,000	(8)	-	4.75	5/8/2014

21

(1)	This award was fully vested on July 31, 2013.
(2)	This award was fully vested on September 16, 2013.
(3)	This award was fully vested on October 31, 2013.
(4)	This award was fully vested on April 15, 2009.
(5)	This award was fully vested on March 31, 2010.
(6)	These awards were fully vested as of January 31, 2011.
(7)	Messrs. Cerf and Bianchi were awarded options to purchase 50,000 and 12,500 shares of common stock, respectively, on August 25, 2010. These awards vest 25% on the one-year anniversary of the award, and 6.25% quarterly for the following three years. These awards will be fully vested as of August 25, 2014. The grant date fair value, based on the Black-Scholes calculation utilized by the Company, was $1.08 per option. Unvested shares are valued at $13,500 and $3,375 for Messrs. Cerf and Bianchi, respectively as of October 31, 2013.
(8)	These awards were fully vested as of August 25, 2012.
(9)	Messrs. Cerf and Bianchi were awarded options to purchase 100,000 and 25,000 shares of common stock, respectively, on October 17, 2011. These awards vest 25% on the one-year anniversary of the award, and 6.25% quarterly for the following three years. These awards will be fully vested as of October 17, 2015. The grant date fair value, based on the Black-Scholes calculation utilized by the Company, was $3.38 per option. Unvested shares are valued at $169,000 and $42,250 for Messrs. Cerf and Bianchi, respectively as of October 31, 2013.
(10)	Mr. Cerf was awarded options to purchase 300,000 shares of common stock on June 14, 2013. These awards vest 16.6% on September 1, 2013, 41.7% on June 1, 2014, and 41.7% on June 1, 2015. These awards will be fully vested as of June 1, 2015. The grant date fair value, based on the Black-Scholes calculation utilized by the Company, was $1.10 per option. Unvested shares are valued at $275,000 as of October 31, 2013.
(11)	This award was fully vested on February 4, 2008.
(12)	This award was fully vested on September 29, 2008.
(13)	This award was fully vested on August 31, 2009.
(14)	Mr. Bianchi was awarded options to purchase 300,000 shares of common stock on June 13, 2013. These awards vest 16.6% on September 1, 2013, 41.7% on June 1, 2014, and 41.7% on June 1, 2015. These awards will be fully vested as of June 1, 2015. The grant date fair value, based on the Black-Scholes calculation utilized by the Company, was $1.08 per option. Unvested shares are valued at $270,000 as of October 31, 2013.
(15)	This award was fully vested on October 19, 2008.
(16)	This award was fully vested on May 8, 2013, upon Mr. Sims’ termination, pursuant to his severance agreement, as described in "Employment Agreements and Severance Benefits - Severance Benefit Program."

Employment Agreements and Severance Arrangements

Richard K. Coleman, Jr. Employment Agreement.  Richard K. Coleman, Jr. was appointed to serve as our Interim President and Chief Executive Officer on May 8, 2013. On August 2, 2013, we entered into an at-will employment agreement with Mr. Coleman, effective from the date that he began serving as our interim President and CEO. On November 21, 2013, subsequent to the end of our 2013 fiscal year, we entered into an Amended and Restated Employment Agreement with Mr. Coleman which replaced the interim employment agreement.

Mr. Coleman’s agreement has an initial term ending November 20, 2016, and its term is automatically renewed for successive one-year terms thereafter unless Mr. Coleman or we elect to terminate it.

Mr. Coleman’s employment agreement provides for an annual salary of $275,000, which is the salary that has been in effect since he became the Company’s interim President and CEO. His base salary may be increased at the discretion of the Board of Directors or its Compensation Committee.

Mr. Coleman will be eligible for a quarterly performance bonus during the term of the employment agreement, which quarterly performance bonus will have a target payout of $50,000 per fiscal quarter. In addition, Mr. Coleman will be eligible for an annual performance bonus during the term of the employment agreement, which annual performance bonus will have a target of $75,000 per fiscal year. The amount paid to Mr. Coleman pursuant to these bonus payments will be based on the level of achievement, as determined by the Compensation Committee, of performance objectives that will be developed by the Compensation Committee in consultation with Mr. Coleman. The performance objectives are expected, but not required, to be based upon objectives such as (i) monetization of various parts of the Company’s intellectual property portfolio over specified time frames, (ii) cash position and/or cash flow and/or (iii) net income, profit or other earnings and operating performance measures. Except in connection with a Change of Control (as defined in the employment agreement), Mr. Coleman must be employed with the Company on the last day of a fiscal quarter or fiscal year in order to be eligible for a quarterly performance bonus with respect to that period. If a Change in Control of the Company occurs during the term of the Agreement, the quarterly and annual performance bonus for the quarter and year in which the Change of Control occurs will be deemed to have been achieved at the “target” level.

22

In connection with entering into the employment agreement, Mr. Coleman received a grant of options to purchase 450,000 shares of the Company’s common stock. These options have an exercise price of $1.54 per share, such amount being the mean of the high and low sales prices of the Company’s common stock on November 21, 2013, as determined in accordance with the terms of the Company’s 2010 Stock Incentive Plan. Subject to Mr. Coleman’s continued employment with the Company, one-eighth of these options will vest quarterly, with the first one-eighth to vest on January 31, 2014. In addition, the unvested portion of these options will immediately vest upon the occurrence of a Change of Control, in the event that Mr. Coleman is terminated in circumstances other than a Termination for Cause (as defined in the employment agreement) or in the event that Mr. Coleman resigns with Good Reason (as defined in the employment agreement).

In the event that Mr. Coleman’s employment is terminated by us in circumstances constituting a Termination for Cause or by him pursuant to a resignation other than for Good Reason, Mr. Coleman will receive accrued and unpaid salary through the termination date and expense reimbursement. In the event that Mr. Coleman’s employment is terminated by the Company in circumstances that do not constitute a Termination for Cause or if Mr. Coleman resigns in circumstances constituting Good Reason, then all of Mr. Coleman’s options will accelerate and vest in full (unless an award agreement relating to such options explicitly provides otherwise); and Mr. Coleman will receive accrued and unpaid salary through the termination date, expense reimbursement, one year of severance pay equal to his then-current annual salary, payable over a 12-month period, and a lump sum payment equal to 100% of his target performance bonus for four fiscal quarters and 100% of his target bonus for one fiscal year as if he had remained employed by the Company through the relevant dates to be eligible for such amounts.

Robert C. Sims.  We entered into an employment agreement with Robert C. Sims, our former President and Chief Executive Officer, in October 2003. Mr. Sims ceased employment at Crossroads on May 8, 2013 (the “Separation Date”). Mr. Sims’ employment was on an “at-will” basis and could be terminated at any time, upon written notice, with or without cause, at our option or Mr. Sims’ option, subject to the severance benefit program described below. Mr. Sims’ annual base salary was $275,000 at the time of termination.

In connection with Mr. Sims’ separation from us, we and Mr. Sims entered into a separation offer and release, pursuant to which Mr. Sims will receive the benefits provided for in his Severance Benefit Plan, which benefits are described below under “— Severance Benefit Program.”

Severance Benefit Program.  We have a severance benefit program for certain members of management, including Mr. Bianchi and Mr. Cerf. Mr. Sims participated in this program while he was employed with us. Under the program, should the executive’s employment with us terminate by reason of an involuntary termination at any time, the executive will become entitled to receive the following severance benefits:

•	each outstanding option the executive holds at the time of the involuntary termination will immediately vest in full and become exercisable until the earlier of the expiration of the option term or the end of the twelve month period following the date of the involuntary termination. Any options not exercised prior to the expiration of the applicable post-service exercise period will lapse and cease to remain exercisable, which we refer to as the “severance period;”

•	the executive will be entitled to receive severance payments equal to his or her monthly rate of base salary for a period of twelve months, subject to his or her agreement not to provide any services, advice or assistance to any entity that provides products or services which are or may be competitive with those offered or proposed to be offered by us, solicit any of our customers, clients, suppliers, agents or other of our associated parties or solicit any of our employees or contractors to alter their relationship with us or accept employment or a consulting arrangement with any person other than us; and

•	we will, at our expense, continue to provide the executive and his or her eligible dependents with our paid portion of health care coverage under our medical/dental plan until the earlier of the expiration of that number of months equal to one-half of the severance period measured from the first day of the first month following the effective date of the involuntary termination or the first date that he or she is covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions.

When Mr. Sims’ employment with us terminated in May 2013, he became entitled to these benefits upon his execution of a release and separation letter.

23

The aggregate present value of the benefits to which the executive may become entitled at the time of the involuntary termination will in no event exceed in amount the dollar amount which yields the greatest after-tax amount of benefits after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, referred to as the Code, on the payments and benefits which are provided under the severance benefit program or any other compensation made to the executive in connection with a change in control and which qualifies as parachute payments within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

Advisory Vote on Executive Compensation

At our 2013 Annual Meeting of Stockholders, we solicited an advisory vote of our stockholders to approve the compensation of our named executive officers and to determine how frequently the Company should conduct such advisory votes. Ninety-six percent of the votes cast voted in favor of approval of the compensation of our named executive officers and 62% of the votes cast voted in favor of having an advisory vote on executive compensation every three years. Consistent with the majority of stockholder votes cast, we will conduct our next advisory vote on executive compensation at our 2016 Annual Meeting of Stockholders.

24

AUDIT COMMITTEE REPORT

Management is responsible for our system of internal controls over financial reporting and for preparing its financial statements. Our independent registered public accounting firm, PMB Helin Donovan, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control.

During 2013, the Audit Committee met regularly and held many discussions with management and the independent registered public accounting firm. During these meetings and in meetings concerning our Annual Report on Form 10-K for the year ended October 31, 2013, the Audit Committee has:

•	reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2013 with management and our independent registered public accounting firm;

•	received the written disclosures and communications from the independent registered public accounting firm that are required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of the independent registered public accounting firm with such firm; and

•	discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, or any successor rule.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company and its subsidiaries be included in the Annual Report on Form 10-K for the year ended October 31, 2013 for filing with the SEC.

The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not, however, ensure that our financial statements are presented in accordance with generally accepted accounting principles or that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

MEMBERS OF THE AUDIT COMMITTEE

Jeffrey E. Eberwein, Chairman

Don Pearce

Robert Pearse

25

PROPOSAL 3

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION BY AN AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF OUR SERIES F PREFERRED STOCK TO PROVIDE THAT THE

FULL-RATCHET ANTI-DILUTION PROVISIONS WITH RESPECT TO

THE SERIES F PREFERRED STOCK TERMINATE ON MARCH 14, 2014

Background

On March 22, 2013, we entered into a Securities Purchase Agreement with certain accredited investors for the issuance and sale in a private placement of 4,231,654 units (the “Units”), at a purchase price of $2.0625 per Unit for net proceeds of approximately $8.1 million after placement fees. We also issued warrants to purchase 167,176 shares of our common stock, to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013. Each Unit consists of one share of Series F Preferred Stock and warrants to purchase shares of Common Stock equal to one-half of the number of shares of Series F Preferred Stock purchased.

The Certificate of Designation with respect to the Series F Preferred contains an anti-dilution adjustment provision pursuant to which, prior to the earlier to occur of (A) twelve months following the original issue date of March 28, 2013 and (B) the date on which the Company indicates a positive earnings per share in its public disclosures (excluding one-time, non-operational gains), if the Company issues or is deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which was and has remained $2.0625 per share, then the conversion price of the Series F Preferred Stock will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the additional shares of common stock. Such a mechanism is commonly referred to as a “full ratchet” anti-dilution adjustment, and the full adjustment would be triggered without regard to the number of shares issued or deemed issued.

The following table illustrates the potential effect of the anti-dilution provisions in the event of subsequent issuances of common stock at 25%, 50%, 75% and 100% of the initial conversion price of $2.0625 per share. The following table assumes the conversion of 3,783,697 outstanding shares of Series F Preferred Stock, excludes the effect of any dividends on the Series F Preferred Stock and assumes only one conversion price adjustment has been made.

Per-share Price of Additional Issuance as a Percentage of Initial Conversion Price	Number of Common Shares Issuable upon Conversion of the Series F Preferred Stock	Percentage of our Post-Conversion Common Stock Owned by Existing Holders of Common Stock	Percentage of our Post-Conversion Common Stock Owned by Previous Holders of Series F Preferred Stock
100%	3,783,697	76.9%	23.1%
75%	5,044,929	71.3%	28.7%
50%	7,567,394	62.4%	37.6%
25%	15,134,788	45.4%	54.6%

Although we would not expect an adjustment under such extreme circumstances, there is technically no lower limit on the anti-dilution adjustment, which may be triggered by the issuance of even one non-exempt share. Were such an extreme adjustment to occur, the shares issuable upon conversion of our Series F Preferred Stock would effectively eliminate the value of our currently outstanding common stock.

The full-ratchet anti-dilution provision contained in the Series F Preferred Stock was not in effect until stockholder approval was obtained at the 2013 Annual Meeting. As such, prior to the receipt of stockholder approval, the Series F Preferred Stock was accounted for as permanent equity, as if such provisions were not in place. Following stockholder approval, as a result of the Series F Preferred Stock becoming theoretically convertible into more shares of common stock than currently authorized as a result of the potential operation of the full ratchet anti-dilution provision, the Series F Preferred Stock was reclassified outside of permanent stockholders’ equity for the quarter ended July 31, 2013. Our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, filed with the Securities and Exchange Commission on January 23, 2014, reported stockholders’ equity of $(7,915,000), of which a deficit of approximately $(6,930,000) was attributable to the Series F Preferred Stock.

On September 18, 2013, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that we no longer complied with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b) requires companies listed on the Nasdaq Capital Market: (1) to maintain stockholders’ equity of at least $2.5 million, (2) to have a market value of listed securities of at least $35 million, or (3) to have net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years. We do not meet any of the elements of Rule 5550(b).

In order to assist in our efforts to seek to regain compliance with Nasdaq Listing Rule 5550(b), and pursuant to the terms specified to us by the Nasdaq staff, we are seeking stockholder approval of an amendment to our Certificate of Incorporation by an amendment to the Certificate of Designation of our Series F Preferred Stock (the “Amendment”) to provide that the full-ratchet anti-dilution provision will terminate as of 5:00 p.m., Central time, on March 14, 2014. Specifically, the Amendment would restate clause (B) of the last sentence of Section 9(e)(iii) of the Certificate of Designation of 5.0% Series F Convertible Preferred Stock to read as follows: “(B) in any event, no longer apply as of 5:00 p.m., Central time, on March 14, 2014.” The general effect of such amendment, if approved by stockholders, would be the expiration of the “full-ratchet” anti-dilution provisions with respect to our Series F Preferred Stock on March 14, 2014. Following the termination of the “full ratchet” anti-dilution provision, the Series F Preferred Stock would be reclassified into stockholders’ equity.

The Board of Directors has unanimously approved the Amendment, believes the Amendment is in the best interests of the Company and its stockholders and recommends that stockholders approve the Amendment. The complete text of the Amendment is set forth in Appendix A to this proxy statement.

As of the date of this proxy statement, our stockholders’ equity is estimated to be approximately $[(●)], prior to any adjustments occurring the fiscal quarter ending January 31, 2014. Accordingly, even if the Amendment is approved and the full-ratchet provision terminates on March 14, 2014, we would not have a stockholders’ equity in excess of the Nasdaq minimum and we may be required to raise additional equity in order to regain compliance with the minimum stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1) in the event that we are not able to regain compliance with Nasdaq listing Rule 5550(b) based on our market capitalization or our net income from continuing obligations.

Voting Requirements

Stockholder approval of the Amendment will require the affirmative vote of (1) a majority of the voting power of the common stock and Series F Preferred Stock, voting together as a single class, and (2) a majority of the Series F Preferred Stock, voting as a separate class. Broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT

26

STOCKHOLDER PROPOSALS

Stockholders who desire to present a proposal to be included in our proxy statement for our 2015 Annual Meeting must submit the proposal to us no later than [●], 2014 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Any such proposal must be sent in writing to the Secretary of the Company at 11000 N. MoPac Expressway, Austin, Texas 78759.

Pursuant to our Bylaws, business items or director nominations must be properly brought before an annual meeting in order to be considered by stockholders. The Bylaws specify the procedure for stockholders to follow in order to bring business before, or nominate directors for election at, an annual meeting. A stockholder who wants to nominate a person for election as a director or propose business to be considered at an annual meeting must deliver a written notice, by certified mail, to the Company's Corporate Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year's annual meeting. Accordingly, with respect to the 2015 Annual Meeting, such notice must be received no earlier than November 14, 2014 and no later than December 14, 2014. The notice must set forth the information required by the Company's Bylaws and should be sent to our Secretary in writing at 11000 N. MoPac Expressway, Austin, Texas 78759 of such intent in a timely manner in accordance with our bylaws. A copy of our bylaws is available upon request from our Secretary.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the proxy holders will vote the shares represented by the proxies in the accompanying form as recommended by the Board or, if no recommendation is given, in accordance with the best judgment of the person voting the proxies.

* * * *

It is important that you vote promptly to avoid unnecessary expense. Please vote by telephone or Internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card.

By Order of the Board of Directors,

Richard K. Coleman, Jr.
President and Chief Executive Officer

February [●], 2014

27

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATION OF
5.0% SERIES F CONVERTIBLE PREFERRED STOCK
OF
CROSSROADS SYSTEMS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Crossroads Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the original Certificate of Designation of 5.0% Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of the Corporation (the “Certificate of Designation”) was originally filed with the Secretary of State of Delaware on March 28, 2013.

SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Designation, declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, and calling a meeting of the stockholders of the Corporation for consideration thereof.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares of the Corporation’s Common Stock and Series F Preferred Stock, as required by statute, were voted in favor of the following amendment to the Certificate of Designation.

A.           Clause (B) of the last sentence of Section 9(e)(iii) of the Certificate of Designation is amended and restated to read in its entirety as follows:

“(B) in any event, no longer apply as of 5:00 p.m., Central time, on March 14, 2014.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___ day of March, 2014.

CROSSROADS SYSTEMS, INC.

By:
Name:	Richard K. Coleman, Jr.
Title:	President and Chief Executive Officer

Preliminary Proxy Materials—Subject to Completion

CROSSROADS SYSTEMS, INC.

11000 N. Mopac Expwy.

Austin, TX 78759

ATTN: Jennifer Crane

_____________________________________________

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #		000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES		123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

	PAGE	1 OF	2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any
		All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote					Except” and write the number(s) of the
FOR the following:					nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐		02 0000000000
Nominees

01	Richard K. Coleman, Jr.	02 Jeffrey E. Eberwein	03 Don Pearce	04 Robert G. Pearse

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of PMB Helin Donovan, LLP as Independent Auditors for Crossroads for the Fiscal Year Ending October 31, 2014.	☐	☐	☐

3.

To approve an amendment to our Certificate of Incorporation by an amendment to the Certificate of Designation of our 5.0%

Series F Convertible Preferred Stock to provide that the "full-ratchet" anti-dilution provisions with respect to our 5.0%

Series F Convertible Preferred Stock expire on March 14, 2014.

		☐	☐	☐

NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the directors listed above and a vote

FOR proposals 2 and 3. This Proxy, when properly executed, will be voted as specified hereon. If no specification is made, this Proxy will be voted FOR the election of the directors listed above and "FOR" proposals 2 and 3.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

 0000191655_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Proxy Statement Supplement and Form 10-K is/are available at www.proxyvote.com.

CROSSROADS SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc., a Delaware corporation (“Crossroads”), the related Proxy Statement dated February ..., 2014, and appoints Richard K. Coleman, Jr. and Jennifer Crane, and each of them or such other persons as the Board of Directors of the Company may designate, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock and/or Series F Preferred Stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting originally scheduled to be held March 14, 2014, at the corporate headquarters of Crossroads at 11000 N. MoPac Expressway, Austin, Texas at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

   Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000191655_2 R1.0.0.51160